Exhibit 99.1

Veeva Announces Fiscal 2016 Third Quarter Results

Total Revenues of $106.9M, up 28% Year-over-year;

Subscription Services Revenue of $81.7M, up 33% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--November 24, 2015--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal third quarter ended October 31, 2015.

“We had great execution in the third quarter, fueled by solid growth in our existing markets and significant traction in major new areas. We’re seeing the real benefit of an expanding solution set that addresses multiple large markets,” said CEO Peter Gassner. "Through customer success, product excellence, and strategic solutions spanning R&D to commercial, it's clear Veeva is becoming the go-to vendor for the life sciences industry.”

Fiscal 2016 Third Quarter Results:

  Revenues: Total revenues for the third quarter were $106.9 million, up from $83.8 million one year ago, an increase of 28% year-over-year. Subscription services revenues for the third quarter were $81.7 million, up from $61.4 million one year ago, an increase of 33% year-over-year.
  Operating income and non-GAAP operating income(1): Third quarter operating income was $20.1 million, compared to $19.9 million one year ago, an increase of 1% year-over-year. Non-GAAP operating income for the third quarter was $28.2 million, compared to $24.1 million one year ago, an increase of 17% year-over-year.
  Net income and non-GAAP net income(1): Third quarter net income was $10.5 million, compared to $10.3 million one year ago, an increase of 2% year-over-year. Non-GAAP net income for the third quarter was $16.9 million, compared to $13.7 million one year ago, an increase of 24% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the third quarter, fully diluted net income per share was $0.07, compared to $0.07 one year ago, while non-GAAP fully diluted net income per share was $0.12, compared to $0.09 one year ago.
  Zinc Ahead transaction: Our GAAP and non-GAAP results for the third quarter reflect a $1.6 million revenue reduction due to purchase accounting write-downs and $1.8 million in one-time transaction costs.

“For the first time, our non-CRM offerings accounted for more than 25% of total revenues in the quarter. Our success across the board stems from the reputation we've developed for exceptional quality and consistent delivery,” said CFO Tim Cabral. "We are executing well and setting up for the tremendous opportunity that lies ahead.”

Recent Highlights:

  Acquired Zinc Ahead – Veeva and Zinc bring together exceptional cloud software and the top domain experts to deliver the most complete commercial content management solution to the life sciences industry.
  Commercial Cloud momentum with Veeva Network and Veeva Data wins – Two top 20 pharmaceutical companies began rolling out Veeva Network concurrently with global Veeva CRM deployments. Additionally, Veeva won its first seven-figure deal for Veeva KOL Data as measured by annual contract value.
  Veeva R&D Summit – Veeva hosted more than 100 life sciences companies and drew 50% more attendees than last year for its second annual conference focused on the R&D side of life sciences.
  Launched new Vault products – Announced December 2015 availability of new Vault products and the first customers signed.
    Expansion in clinical with Vault Study Start-Up for the management of the content and the activities associated with activating sites for clinical trials.
    Expansion in regulatory with Vault Registrations for managing product registration data worldwide and Vault SubmissionsArchive for storing a complete history of regulatory submissions. Combined with Vault Submissions, the three solutions form a powerful suite for regulatory information management, Veeva Vault RIM.

Financial Outlook:

Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2016 as follows:

  Total revenues between $109.0 and $111.0 million.
  Non-GAAP operating income between $25.5 and $26.5 million.
  Non-GAAP fully diluted net income per share of $0.11

This fourth quarter guidance implies the following results for Veeva’s fiscal year ending January 31, 2016:

  Total revenues between $404.0 and $406.0 million.
  Non-GAAP operating income between $108.7 and $109.7 million.
  Non-GAAP fully diluted net income per share between $0.46 and $0.47.

Conference Call Information:

What:	Veeva’s Fiscal 2016 Third Quarter Results Conference Call

When:	Tuesday, November 24, 2015

Time:	1:30 p.m. PT (4:30 p.m. ET)

Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 6506 7916

Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 375 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) our limited operating history, which makes it difficult to predict future results;(ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (iv) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (v) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vi) our ability to integrate the Zinc Ahead business, retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (vii) loss of one or more key customers; (viii) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ix) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (x) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xi) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xii) our ability to manage our growth effectively; and (xiii) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended July 31, 2015. This is available on the company’s website at http://www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	January 31,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$108,594	$129,253
Short-term investments	230,874	268,620
Accounts receivable, net	75,301	92,661
Deferred income taxes	5,124	4,815
Prepaid expenses and other current assets	7,445	6,488
Total current assets	427,338	501,837
Property and equipment, net	47,434	28,203
Capitalized internal-use software, net	871	1,240
Goodwill	93,059	4,850
Intangible assets, net	50,953	4,904
Other long-term assets	5,378	3,856
Total assets	$625,033	$544,890

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,211	$3,886
Accrued compensation and benefits	9,928	6,497
Accrued expenses and other liabilities	11,584	8,939
Income tax payable	5,607	3,241
Deferred revenue	102,053	112,960
Total current liabilities	136,383	135,523
Deferred income taxes, noncurrent	11,719	170
Other long-term liabilities	2,953	2,364
Total liabilities	151,055	138,057
Stockholders’ equity:
Class A common stock	1	—
Class B common stock	—	1
Additional paid-in capital	348,157	317,881
Accumulated other comprehensive income (loss)	25	26
Retained earnings	125,795	88,925
Total stockholders’ equity	473,978	406,833
Total liabilities and stockholders’ equity	$625,033	$544,890

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended October 31,		For the nine months ended October 31,
	2015	2014	2015	2014
Revenues:
Subscription services	$81,736	$61,435	$225,910	$166,528
Professional services and other	25,185	22,390	69,041	59,682
Total revenues	106,921	83,825	294,951	226,210
Cost of revenues(2):
Cost of subscription services	18,273	14,409	50,965	39,795
Cost of professional services and other	18,739	16,007	51,505	44,707
Total cost of revenues	37,012	30,416	102,470	84,502
Gross profit	69,909	53,409	192,481	141,708
Operating expenses(2):
Research and development	17,667	10,635	45,879	29,414
Sales and marketing	20,345	14,251	53,898	40,875
General and administrative	11,797	8,582	29,326	22,136
Total operating expenses	49,809	33,468	129,103	92,425
Operating income	20,100	19,941	63,378	49,283
Other income (expense), net	110	(989)	428	(1,120)
Income before income taxes	20,210	18,952	63,806	48,163
Provision for income taxes	9,728	8,694	26,936	21,106
Net income	$10,482	$10,258	$36,870	$27,057

Net income attributable to common stockholders, basic and diluted:	$10,473	$10,198	$36,832	$26,851

Net income per share attributable to common stockholders:
Basic	$0.08	$0.08	$0.28	$0.21
Diluted	$0.07	$0.07	$0.25	$0.19

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	132,413	129,212	131,731	126,836
Diluted	145,063	144,289	144,909	144,082
Other comprehensive income (loss):
Net change in unrealized losses on available-for-sale investments	$(34)	$97	$(113)	$29
Net change in cumulative foreign currency translation gain (loss)	79	(15)	112	(72)
Comprehensive income	$10,527	$10,340	$36,869	$27,014

________________

(2) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$149	$74	$396	$181
Cost of professional services and other	1,042	549	2,757	1,711
Research and development	2,021	942	5,047	2,703
Sales and marketing	1,933	754	4,808	2,290
General and administrative	1,547	1,266	4,094	3,356
Total stock-based compensation	$6,692	$3,585	$17,102	$10,241

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the three months ended October 31,		For the nine months ended October 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$10,482	$10,258	$36,870	$27,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,481	1,022	4,849	2,943
Amortization of premiums on short-term investments	693	611	2,206	1,344
Stock-based compensation	6,691	3,585	17,101	10,241
Deferred income taxes	(308)	(76)	(308)	(76)
Bad debt expense	(35)	(28)	203	41
Changes in operating assets and liabilities:
Accounts receivable	(2,689)	16,684	22,842	13,151
Income taxes	2,758	769	2,601	(2,189)
Other current and long-term assets	6,266	(2,294)	739	(3,644)
Accounts payable	1,074	354	874	56
Accrued expenses and other current liabilities	3,300	4,017	3,637	2,791
Deferred revenue	(11,567)	(635)	(15,415)	17,288
Other long-term liabilities	589	(11)	509	(9)
Net cash provided by operating activities	19,735	34,256	76,708	68,994
Cash flows from investing activities
Purchases of short-term investments	(94,195)	(103,836)	(262,110)	(333,728)
Maturities and sales of short-term investments	180,785	52,677	297,537	97,307
Purchases of property and equipment	(4,556)	(790)	(19,048)	(26,072)
Acquisitions, net of cash acquired	(116,189)	—	(126,183)	—
Purchases of intangible assets	—	—	(568)	—
Capitalized internal-use software development costs	—	(81)	(194)	(301)
Changes in restricted cash and deposits	—	8	3	9
Net cash used in investing activities	(34,155)	(52,022)	(110,563)	(262,785)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	—	10	—
Proceeds from exercise of common stock options	1,368	2,102	4,138	4,314
Net proceeds from offerings	—	—	—	34,495
Proceeds from Employee Stock Purchase Plan	—	—	—	5,951
Restricted stock units acquired to settle employee tax withholding liability	—	—	(6)	—
Excess tax benefits from employee stock plans	1,817	7,698	8,968	18,731
Net cash provided by financing activities	3,185	9,800	13,110	63,491
Effect of exchange rate changes on cash and cash equivalents	53	(15)	86	(72)
Net change in cash and cash equivalents	(11,182)	(7,981)	(20,659)	(130,372)
Cash and cash equivalents at beginning of period	119,776	140,116	129,253	262,507
Cash and cash equivalents at end of period	$108,594	$132,135	$108,594	$132,135

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information primarily includes non-GAAP net income, non-GAAP fully diluted net income per share, non-GAAP operating income, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes these measures are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth quarter and full year of its fiscal year ending January 31, 2016 because of the difficulty of estimating certain items that are excluded from non-GAAP operating income and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and amortization of acquisition-related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	For the three months ended October 31,		For the nine months ended October 31,
	2015	2014	2015	2014

Cost of subscription services revenues on a GAAP basis	$18,273	$14,409	$50,965	$39,795
Stock-based compensation expense	(149)	(74)	(396)	(181)
Amortization of purchased intangibles	(760)	(369)	(1,697)	(1,108)
Amortization of internal-use software	(207)	(216)	(587)	(632)
Cost of subscription services revenues on a non-GAAP basis	$17,157	$13,750	$48,285	$37,874

Gross margin on subscription services revenues on a GAAP basis	77.6%	76.5%	77.4%	76.1%
Stock-based compensation expense	0.2	0.1	0.2	0.1
Amortization of purchased intangibles	0.9	0.6	0.7	0.7
Amortization of internal-use software	0.3	0.4	0.3	0.4
Gross margin on subscription services revenues on a non-GAAP basis	79.0%	77.6%	78.6%	77.3%

Cost of professional services and other revenues on a GAAP basis	$18,739	$16,007	$51,505	$44,707
Stock-based compensation expense	(1,042)	(549)	(2,757)	(1,711)
Cost of professional services and other revenues on a non-GAAP basis	$17,697	$15,458	$48,748	$42,996

Gross margin on professional services and other revenues on a GAAP basis	25.6%	28.5%	25.4%	25.1%
Stock-based compensation expense	4.1	2.5	4.0	2.9
Gross margin on professional services and other revenues on a non-GAAP basis	29.7%	31.0%	29.4%	28.0%

Gross profit on a GAAP basis	$69,909	$53,409	$192,481	$141,708
Stock-based compensation expense	1,191	623	3,153	1,892
Amortization of purchased intangibles	760	369	1,697	1,108
Amortization of internal-use software	207	216	587	632
Gross profit on a non-GAAP basis	$72,067	$54,617	$197,918	$145,340

Gross margin on total revenues on a GAAP basis	65.4%	63.7%	65.3%	62.6%
Stock-based compensation expense	1.1	0.8	1.0	0.9
Amortization of purchased intangibles	0.7	0.4	0.6	0.5
Amortization of internal-use software	0.2	0.3	0.2	0.3
Gross margin on total revenues on a non-GAAP basis	67.4%	65.2%	67.1%	64.3%

Research and development expense on a GAAP basis	$17,667	$10,635	$45,879	$29,414
Stock-based compensation expense	(2,021)	(942)	(5,047)	(2,703)
Capitalization of internal-use software	—	80	194	300
Research and development expense on a non-GAAP basis	$15,646	$9,773	$41,026	$27,011

Sales and marketing expense on a GAAP basis	$20,345	$14,251	$53,898	$40,875
Stock-based compensation expense	(1,933)	(754)	(4,808)	(2,290)
Amortization of purchased intangibles	(393)	(43)	(545)	(129)
Sales and marketing expense on a non-GAAP basis	$18,019	$13,454	$48,545	$38,456

General and administrative expense on a GAAP basis	$11,797	$8,582	$29,326	$22,136
Stock-based compensation expense	(1,547)	(1,266)	(4,094)	(3,356)
General and administrative expense on a non-GAAP basis	$10,250	$7,316	$25,232	$18,780

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended October 31,		For the nine months ended October 31,
	2015	2014	2015	2014

Operating expense on a GAAP basis	$49,809	$33,468	$129,103	$92,425
Stock-based compensation expense	(5,501)	(2,962)	(13,949)	(8,349)
Amortization of purchased intangibles	(393)	(43)	(545)	(129)
Capitalization of internal-use software	—	80	194	300
Operating expense on a non-GAAP basis	$43,915	$30,543	$114,803	$84,247

Operating income on a GAAP basis	$20,100	$19,941	$63,378	$49,283
Stock-based compensation expense	6,692	3,585	17,102	10,241
Amortization of purchased intangibles	1,153	412	2,242	1,237
Capitalization of internal-use software	—	(80)	(194)	(300)
Amortization of internal-use software	207	216	587	632
Operating income on a non-GAAP basis	$28,152	$24,074	$83,115	$61,093

Operating margin on a GAAP basis	18.8%	23.8%	21.5%	21.8%
Stock-based compensation expense	6.2	4.3	5.8	4.5
Amortization of purchased intangibles	1.1	0.5	0.8	0.5
Capitalization of internal-use software	—	(0.1)	(0.1)	(0.1)
Amortization of internal-use software	0.2	0.2	0.2	0.3
Operating margin on a non-GAAP basis	26.3%	28.7%	28.2%	27.0%

Net income on a GAAP basis	$10,482	$10,258	$36,870	$27,057
Stock-based compensation expense	6,692	3,585	17,102	10,241
Amortization of purchased intangibles	1,153	412	2,242	1,237
Capitalization of internal-use software	—	(80)	(194)	(300)
Amortization of internal-use software	207	216	587	632
Income tax effect on non-GAAP adjustments	(1,629)	(713)	(4,376)	(2,450)
Net income on a non-GAAP basis	$16,905	$13,678	$52,231	$36,417

Net income allocated to participating securities on a GAAP basis	$(9)	$(60)	$(38)	$(206)
Net income allocated to participating securities from non-GAAP adjustments	(6)	(20)	(15)	(71)
Net income allocated to participating securities on a non-GAAP basis	(15)	(80)	(53)	(277)
Net income attributable to common stockholders on a non-GAAP basis	$16,890	$13,598	$52,178	$36,140

Diluted net income per share on a GAAP basis	$0.07	$0.07	$0.25	$0.19
Stock-based compensation expense	0.05	0.02	0.12	0.07
Amortization of purchased intangibles	0.01	—	0.02	0.01
Capitalization of internal-use software	—	—	—	—
Amortization of internal-use software	—	—	—	—
Income tax effect on non-GAAP adjustments	(0.01)	—	(0.03)	(0.02)
Diluted net income per share on a non-GAAP basis	$0.12	$0.09	$0.36	$0.25

CONTACT:
Veeva Systems Inc.
Investor Relations Contact:
Rick Lund, 925-271-9816
ir@veeva.com
Media Contact:
Lisa Barbadora, 610-420-3413
pr@veeva.com